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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Sangamo Biosciences, Inc. and the Gendaq Limited 2001 Enterprise Management Incentive Share Option Plan (as assumed by Sangamo Biosciences, Inc) of our report dated January 26, 2001, with respect to the financial statements of Sangamo Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                ERNST & YOUNG LLP


Palo Alto, California
July 3, 2001